Exhibit 1.1

$1,500,000,000

Sabine Pass Liquefaction, LLC

5.625% Senior Secured Notes due 2021

PURCHASE AGREEMENT

January 29, 2013

Morgan Stanley & Co. LLC

    As representative of the Purchasers (“Representative”),

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Dear Sirs:

1. Introductory. Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”), agrees with the initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the Purchasers in the aggregate U.S.$1,500,000,000 principal amount of its 5.625% Senior Secured Notes due 2021 (the “Notes”) to be issued under an indenture that will be dated as of February 1, 2013 (the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”).

The Notes will be secured by the Collateral (as herein defined), on which the Company has granted a security interest to Société Générale, as common security trustee (the “Common Security Trustee”), in accordance with the Security Documents (as defined in the Common Terms Agreement, dated as of July 31, 2012, as amended (the “Common Terms Agreement”), among the Company, the Secured Debt Holder Group Representatives (as defined therein), the Secured Hedge Representatives (as defined therein), the Secured Gas Hedge Representatives (as defined therein), the Common Security Trustee and the Intercreditor Agent (as defined therein)).

The holders of the Notes will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date (as hereinafter defined) between the Company and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agrees to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering the exchange of registered notes for the Notes or resale of the Notes under the Securities Act of 1933, as amended (the “Securities Act”) with terms substantially identical to the Notes (the “Exchange Notes”).

The Company hereby agrees with the Purchasers as follows:

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchasers that:

(a) A preliminary offering circular, dated January 22, 2013, (the “Preliminary Offering Circular”) relating to the Notes to be offered by the Purchasers and a final offering circular (the “Final Offering Circular”) disclosing the offering price and other final terms of the

Notes and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement) have been or will be prepared by the Company. “General Disclosure Package” means the Preliminary Offering Circular, together with any Issuer Free Writing Communication (as hereinafter defined) existing at the Applicable Time (as hereinafter defined) and the information in it which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B to this Agreement (including the term sheet listing the final terms of the Notes and their offering, included as Schedule C to this Agreement, which is referred to as the “Terms Communication”). “Applicable Time” means 2:00 p.m. (Eastern time) on the date of this Agreement. As of the date of this Agreement, the Final Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time and as of the Closing Date, none of (i) the General Disclosure Package, (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, nor (iii) any Additional Written Information identified on Schedule D to this Agreement, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes and is made by means other than the Preliminary Offering Circular or the Final Offering Circular. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Notes or of their offering, in the form retained in the Company’s records. “Supplemental Marketing Material” means any Issuer Free Writing Communication specified in Schedule B to this Agreement.

(b) Except for the Supplemental Marketing Material identified in Schedule B hereto and furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to any Supplemental Marketing Material in connection with the issuance of the Notes.

(c) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package. The Company is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, result in a material adverse effect on the financial condition, business, properties or results of operations of the Company (a “Material Adverse Effect”). The Company has the limited liability company power and authority to execute and deliver, and to perform its obligations under, each of this Agreement, the Indenture, the Notes and the Registration Rights Agreement.

(d) The Company does not have any Subsidiaries (as such term is defined in the Indenture).

(e) The Indenture has been duly authorized by the Company, and, when duly executed and delivered in accordance with its terms by the Company, assuming due authorization, execution and delivery thereof in accordance with its terms by the Trustee, will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Circular and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies or by general equity principles.

(f) The Notes have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture, and when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor, will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Circular, and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies or by general equity principles, and will be entitled to the benefits of the Indenture.

(g) The Exchange Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and the Registration Rights Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies or by general equity principles, and will be entitled to the benefits of the Indenture.

(h) The Registration Rights Agreement has been duly authorized by the Company; and, when the Notes have been duly executed, authenticated, issued, delivered and paid for pursuant to this Agreement on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies or by general equity principles.

(i) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the Company’s execution, delivery and performance of this Agreement, the Registration Rights Agreement or the Indenture, or the issuance and delivery of the Notes, or the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Notes by the Company except (i) as may be required under applicable state securities laws in connection with the purchase and resale of the Notes by the Purchasers, (ii) those required under the Registration Rights Agreement and (iii) those that, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect.

(k) The execution, delivery and performance of the Indenture, this Agreement, and the Registration Rights Agreement, and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in (i) a violation of any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, (ii) a breach or violation of any of the terms or provisions of, or constitute a default under any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, or (iii) any violation of the provisions of the limited liability company agreement or certificate of formation of the Company (the “Organizational Documents”), except, in the case of clauses (i) and (ii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Company has good and indefeasible title to all real property and good title to all personal property described in the General Disclosure Package as owned by the Company, free and clear of all Liens except (i) as described, and subject to limitations contained, in the General Disclosure Package or (ii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the General Disclosure Package; with respect to any real property and buildings held under lease by the Company, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Company as they have been used in the past as described in the General Disclosure Package and are proposed to be used in the future as described in the General Disclosure Package; provided, however, that with respect to such leases, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies and by general equity principles.

(n) Except as described in or contemplated by the General Disclosure Package, the Company possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business associated with their assets in their current stage of development, except where the failure to so possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate would have a Material Adverse Effect.

(o) Except as disclosed in the General Disclosure Package, the Company possesses all certificates, authorities or permits issued by the appropriate governmental agencies or bodies (collectively, “Licenses”) that are currently required to develop their proposed business, except where the failure to so possess would not, individually or in the aggregate, result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

(p) No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent , that could reasonably be expected to have a Material Adverse Effect.

(q) Except as would not have a Material Adverse Effect, (i) the Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business of the Company, and (ii) the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Company.

(r) Except as described in or contemplated by the General Disclosure Package, the Company (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution, the protection of the environment or human health or safety relating to Hazardous Materials, or imposing liability or standards of conduct concerning any Hazardous Materials (“Environmental Laws”), (ii) has received all permits, licenses, approvals or other authorizations required of it under applicable Environmental Laws (“Environmental Permits”) to conduct its business as presently conducted, (iii) is in compliance with all terms and conditions of any such Environmental Permits, (iv) does not have any liability in connection with the Release into the environment of any Hazardous Material, (v) has not received any written communication from a governmental authority that alleges that it is in violation of, or liable under, any Environmental Law and (vi) has not received written notice from any governmental authority that it is subject to any investigation with respect to any potential violation of or liability under or pursuant to Environmental Law, except in the case of each of clauses (i), (ii), (iii), (iv), (v) and (vi) as would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law or which can give rise to liability under any Environmental Law. The term “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the environment.

(s) The Company and each of its ERISA Affiliates (as defined below) is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its ERISA Affiliates would have any liability, excluding any reportable event for which a waiver could apply; no “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); neither the Company or any of its ERISA Affiliates has incurred or reasonably expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412, 430, 4971 or 4975 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Section 414 of the Code of which the Company is a member. no “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).

(t) Except as described in the General Disclosure Package, there is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which it is or may be a party or to which its business or property is or may be subject, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to the Company or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which the Company is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would, individually or in the aggregate, (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering of the Notes or (C) in any manner draw into question the validity of this Agreement or the Notes.

(u) The financial statements and the related notes thereto included in the General Disclosure Package present fairly in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis. The statistical and market related data included in the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(v) Since the date of the most recent financial statements of the Company included in the General Disclosure Package, (i) there has not been any change in the membership interest or units of the Company, or any distribution of any kind declared, set aside for payment, paid or made by the Company on any membership interest or units, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial condition, business, properties or results of operations of the Company; (ii) the Company has not entered into any transaction or agreement that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority that is material to the Company, except in the case of each of clauses (i), (ii) and (iii) as otherwise disclosed in the General Disclosure Package.

(w) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package, will not be, an “investment company” as defined in the Investment Company Act.

(x) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or quoted in a U.S. automated inter-dealer quotation system.

(y) The Company has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(z) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof and the Purchasers’ compliance with their agreements set forth herein,(i) the offer and sale of the Notes in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(a)(2) thereof (and Regulation D thereunder), and by Rule 144A (“Rule 144A”) or Regulation S thereunder (“Regulation S”); and (ii) it is not necessary to qualify an indenture in respect of the Notes under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(aa) Neither the Company, nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act. None of the Company, nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act), nor any person acting on their behalf (other than the Purchasers, as to which no representation is made) (i) has, within the six-month period prior to the date hereof, solicited offers for, or offered or sold, in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Notes or any security of the same class or series as the Notes or (ii) has offered, or will offer or sell, the Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on their behalf (other than the Purchasers, as to which no representation is made) have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

(bb) The Company and its affiliates and all persons acting on their behalf (other than the Purchasers, as to whom the Company make no representation) have complied in all material respects with and will comply in all material respects with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States and, in connection therewith, the General Disclosure Package will contain the disclosure required by Rule 902. The Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Notes by non-U.S. persons or U.S. persons who purchased such Notes in transactions that were exempt from the registration requirements of the Securities Act.

(cc) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(dd) On the Closing Date, after giving pro forma effect to the offering of the Notes and the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the General Disclosure Package, the Company will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes as contemplated by this Agreement and the General Disclosure Package, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.

(ee) The Company maintains a system of accounting controls that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) Except as disclosed in the General Disclosure Package, the Company is not (i) in violation of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court, arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(gg) Except as expressly provided by the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any registration statement.

(hh) Neither the issuance or sale of the Notes, nor the application of the proceeds thereof by the Company as described in the General Disclosure Package, will violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ii) The sale of the Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(jj) The Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Liquefaction Facilities, dated as of November 11, 2011, as amended (the “Train One and Train Two EPC Contract”), between the Company and Bechtel Oil, Gas and Chemicals, Inc. (the “EPC Contractor”), the Guaranty and Indemnity Agreement, effective as of November 11, 2011, entered into by Bechtel Global Energy, Inc. (the “EPC Contractor Parent”), in favor of the Company (the “Train One and Train Two EPC Contract Parent Guaranty”); the Amended and Restated LNG Sale and Purchase Agreement (FOB), dated January 25, 2012, as amended (the “BG FOB Sale and Purchase Agreement”), between the Company and BG Gulf Coast LNG, LLC, the Guaranty Agreement, dated as of April 13, 2012, between the Company and BG Energy Holdings Limited (the “BG Guaranty”), the LNG Sale and Purchase Agreement (FOB), dated November 21, 2011, as amended (the “GN FOB Sale and Purchase Agreement”), between the Company and Gas Natural Aprovisionamientos SDG S.A.,

the Guaranty Agreement, dated November 21, 2011, between the Company and Gas Natural SDG S.A. (the “GN Guaranty”), the Second Amended and Restated LNG Terminal Use Agreement, dated as of July 31, 2012, as amended (the “Sabine Liquefaction TUA Agreement”), between the Company and Sabine Pass LNG, L.P. (“SPLNG”), the Transportation Precedent Agreement, dated as of August 9, 2012, as amended (the “Precedent Agreement”), between Cheniere Creole Trail Pipeline, L.P. and the Company, the Terminal Use Rights Assignment and Agreement, dated as of July 31, 2012, as amended (the “Terminal Use Rights Assignment and Agreement”), among the Company, SPLNG and Cheniere Energy Investments, LLC, the Cooperation Agreement, dated as of July 31, 2012, as amended (the “Cooperation Agreement”), between the Company and SPLNG, the real property lease agreement, dated November 1, 2011, as amended (the “First Lease”), between Crain Lands, LLC, as lessor, and the Company, as lessee, the real property lease agreement, dated December 5, 2011, as amended (the “Second Lease”), between Crain Lands, LLC, as lessor, and the Company, as lessee, the Sub-lease Agreement, dated June 11, 2012, as amended (the “Sub-Lease”), between SPLNG, as sublessor, and the Company, as sublessee, the Water Service Agreement, dated as of December 21, 2011, as amended (the “Water Agreement”), between the City of Port Arthur and the Company, and the License Agreements, dated as of May 3, 2012 and December 21, 2012, each as amended (collectively, the “ConocoPhillips License Agreement” and, together with the Train One and Train Two EPC Contract, Train One and Train Two EPC Contract Parent Guaranty, the BG FOB Sale and Purchase Agreement, BG SPA Guaranty, the GN FOB Sale and Purchase Agreement, the GN SPA Guaranty, the Sabine Liquefaction TUA Agreement, the Precedent Agreement, the Terminal Use Rights Assignment and Agreement, the Cooperation Agreement, the First Lease, the Second Lease, the Sub-Lease and the Water Agreement, the “Material Project Documents”), between the Company and ConocoPhillips Company are each in full force and effect, subject to any conditions subsequent contained therein, and each constitutes a valid and binding obligation of the Company and, to the Company’s knowledge, each of the other parties thereto (the “Other Parties”). Except as disclosed in the General Disclosure Package, neither the Company, nor any of the Other Parties to any Material Project Document (to the Company’s knowledge), are in breach, violation or default thereof, and, to the Company’s knowledge, no event has occurred which with notice or lapse of time or both would constitute a breach, violation or default by the Company or, to the Company’s knowledge, any Other Party, or permit termination, modification or acceleration by the Other Parties, under the Material Project Documents, except the failure by the Company to give certain immaterial notices by the dates specified in such agreements.

(kk) The Company is not classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes.

(ll) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged, and all such insurance is in full force and effect.

(mm) Ernst & Young LLP, who has certified certain financial statements of the Company and delivered its report with respect to the audited consolidated financial statements and schedules included in the General Disclosure Package and the Final Offering Circular, is an independent public accounting firm with respect to the Company in accordance with U.S. generally accepted accounting principles.

(nn) The operations of the Company are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the anti-money laundering statutes of all jurisdictions where the Company conducts business the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo) (A) Neither the Company, nor to the knowledge of the Company any director, officer, employee, agent, or affiliate thereof, is an individual or entity (“Person”) that is currently:

(i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State (collectively, “Sanctions”), nor

(ii) located, organized or resident in a country or territory that is currently the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(B) The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person that is, at the time of such transaction:

(i) the subject of any Sanctions, nor

(ii) located, organized or resident in a country or territory that is the subject of Sanctions.

(pp) Neither the Company nor any director, officer, employee or affiliate of the Company, nor, to the Company’s knowledge, any agent of the Company or of any of its affiliates acting on behalf of the Company, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable law; and the Company and its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(qq) On July 31, 2012, the Security Agreement, dated as of such date, among the Company and the Common Security Trustee, as amended, was effective to create, in favor of the Common Security Trustee for the benefit of the Secured Debt Holders, as collateral security for the payment and performance of the obligations secured thereby, a valid and enforceable security interest in the Collateral (as defined in the Common Terms Agreement, the “Collateral”)) covered or purported to be covered thereby. The prior recordation of the Mortgage (as defined in the Common Terms Agreement) and the prior filing of the UCC-1 financing statements in connection with the Security Documents (as defined in the Common Terms Agreement, the “Security Documents”), with the priority created thereby are sufficient to perfect by such recordation or filing in each jurisdiction where required to perfect the lien and security interest in personal property and fixtures described therein, and it is not necessary to make any new filings or take any other action to perfect, or to maintain the perfection, of such liens and security interests.

(rr) Upon the execution and delivery of the Secured Debt Holder Group Representative Accession Agreement – Secured Debt Instrument (which document shall be substantially in the form attached as Schedule 2.7(a) to the Common Terms Agreement) (the “Accession Agreement”), to which the Trustee and the Common Security Trustee will be a party on the Closing Date, the Notes will constitute additional New Secured Debt (as defined in the Accession Agreement) and Secured Debt (as defined in the Common Terms Agreement, “Secured Debt”)) that is pari passu with all other Secured Debt and will be secured by the Collateral equally and ratable with the all other Secured Debt.

(ss) As of the Closing Date, except with respect to Permitted Liens (as defined in the Indenture), there will be no Lien (as defined in the Indenture) on any assets or property of the Company securing Indebtedness (as defined in the Indenture).

(tt) Each of the Financing Documents (as defined in the Common Terms Agreement, the “Financing Documents”) is in full force and effect and constitutes a valid and binding obligation of the Company. Except as disclosed in the General Disclosure Package, the Company is not in material breach, violation or default thereof, and no event has occurred which with notice or lapse of time or both would constitute a material breach, violation or default by the Company or permit termination, modification or acceleration, under the Financing Documents.

3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.85% of the principal amount of the Notes, plus interest from and including February 1, 2013 to but excluding the Closing Date (as hereinafter defined), the respective principal amounts of the Notes set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Notes to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Notes to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Notes, interests in the Regulation S Global Securities may only be held by the DTC participants for the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”). Interests in any permanent global securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, at 9:00 a.m. (Eastern time), on February 1, 2013, or at such other time not later than five (5) full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global

Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the Closing Date.

4. Representations by Purchasers; Resale by Purchasers.

(a) Each Purchaser severally represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the General Disclosure Package (“Exempt Resales”). Each of the Purchasers severally represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company, that such Purchaser: (i) is a “qualified institutional buyers” as defined in Rule 144A under the Securities Act (a “QIB”) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; and (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the General Disclosure Package. “Eligible Purchasers” as used herein, shall refer to (i) persons whom you reasonably believe to be QIBs and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S.

(b) Each Purchaser severally acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Notes, and will offer and sell the Notes, (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of the Securities Act or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Notes, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Notes, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Notes from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Purchaser severally agrees that it and each of its affiliates have not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for any such arrangements with the other Purchasers or affiliates of it or the other Purchasers or with the prior written consent of the Company.

(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act involving a public offering within the meaning of Section 4(a)(2), including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Purchaser represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time:

(i) to “qualified investors” as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities referred to in (a) to (c) above shall require the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(f) Each of the Purchasers severally represents, warrants and agrees as follows:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the Company; and

(ii) it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

5. Certain Agreements of the Company. The Company agrees with the Purchasers that:

(a) The Company will promptly advise the Representative of any proposal to amend or supplement the Preliminary Offering Circular, the Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material and will not effect such amendment or supplement without the Representative’s consent, such consent not to be unreasonably withheld. If, at any time prior to the completion of the resale of the Notes by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary Offering Circular or the Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Representative of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representative, an amendment or supplement which will correct such statement or omission. Neither the Representative’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6. The second sentence of this subsection does not apply to statements in or omissions from any document in the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material made in reliance upon and in conformity with written information furnished to the Company by the Purchasers specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(b) The Company will furnish to the Representative copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representative reasonably requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Representative and, upon request, to each of the other Purchasers and, upon request of holders and prospective purchasers of the Notes, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Notes pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Notes. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) The Company will arrange for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representative designates and will continue such qualifications in effect so long as required for the resale of the Notes by the Purchasers, provided that the Company will not be required to qualify as a foreign limited liability company or to file a general consent to service of process in any such jurisdiction or to take any action that would subject itself to taxation based on income or revenues in any such jurisdiction where it is not currently subject to taxation.

(d) During the period of one year after the Closing Date, the Company will furnish to the Representative and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of the Company’s annual report for such year; and the Company will furnish to the Representative and, upon request, to each of the other Purchasers as soon as available, a copy of each report and any definitive proxy statement of the Company and of any Guarantor that is a reporting company filed with the Commission under the Exchange Act or mailed to unitholders. However, so long as the Company timely files reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) as if the Company were subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, it is not required to furnish such reports or statements to the Purchasers.

(e) During the period of one year after the Closing Date, the Company will, upon reasonable request, furnish to the Representative, each of the other Purchasers and any holder of Notes a copy of the restrictions on transfer applicable to the Notes.

(f) During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by any of them. Neither the Company nor any affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of (i) the sale of the Notes by the Company to the Purchasers, (ii) the resale of the Notes by the Purchasers to any subsequent purchasers or (iii) the resale of the Notes by such subsequent purchasers to others.

(g) During the period of one year after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) None of the Company, its affiliates, or any person acting on their behalf (other than any Purchaser, as to whom the Company makes no representation) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Notes in the United States or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or engage in any directed selling efforts (as that term is defined in Regulation S) in the United States with respect to the Notes, and the Company and its affiliates and each person acting on its or their behalf (other than the Purchasers) will comply with the offering restrictions requirement of Regulation S.

(i) The Company will cooperate with the Purchasers and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC, Euroclear and Clearstream, Luxembourg.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay all expenses incidental to the performance of its respective obligations under this Agreement, the Indenture and the Security Documents, including but not limited to: (i) the fees and expenses of the Trustee, the Common Security Trustee and any transfer agent, registrar or depositary and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Notes, including any withholding, stamp, transfer or other similar taxes in connection with the original issuance and sale of Notes, the preparation and printing of this Agreement, the Security Documents, the Notes, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Notes, including the fees, disbursements and expenses of the Company’s counsel, Company’s accountants and any other advisors to the Company; (iii) all filing costs and expenses relating to the perfection of security interests in the Collateral, as set forth in the Security Documents; (iv) the cost of any advertising approved by the Company in connection with the issue of the Notes; (v) any expenses (including reasonable fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions in the United States and Canada as the Representative designates and the preparation and printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Notes; (vii) all fees, disbursements and expenses of the Independent Engineer, Market Consultant and Insurance Consultant, and any other third-party consultants who have prepared reports, attached as annexes to the General Disclosure Package and Final Offering Circular or otherwise, in connection with the transactions contemplated by this Agreement; (viii) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers; (ix) all reasonable and documented out-of-pocket expenses (other than the fees, expenses and disbursements of counsel to the Purchasers) incurred by the Representative in connection with the transactions contemplated in this Agreement; and (x) all other reasonable and documented costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. The Company will also pay or reimburse the Representative (to the extent incurred by it) for reasonable, documented, out-of-pocket costs and expenses of the Representative and the Company’s officers and employees relating to investor presentations on any “road show” in connection with the offering and sale of the Notes including, without limitation, any such travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes.

(k) The Company will use the net proceeds received in connection with the offering of the Notes in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(l) In connection with the offering of the Notes, until the Representative shall have notified the Company of the completion of the resale of the Notes, neither the Company nor any of its affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Notes or attempt to induce any person to purchase any Notes; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.

(m) Until the Closing Date, the Company will not, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue or any securities convertible or exchangeable or exercisable for any such securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities; (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action (other than as contemplated by this Agreement and the Registration Rights Agreement), without the prior written consent of Morgan Stanley & Co. LLC. The Company will not at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Notes.

6. Free Writing Communications.

(a) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and Representative, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Communication.

(b) The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Notes or their offering or (B) information that describes the final terms of the Notes or their offering and that is included in the Terms Communication or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Exhibit B hereto, or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that the Company shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) because it differed from the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

7. Conditions of the Obligations of the Purchasers. The several obligations of the Purchasers to purchase and pay for the Notes as provided herein on the Closing Date are subject to the satisfaction or waiver, as determined by the Representative of the following conditions precedent on or prior to the Closing Date:

(a) The Representative shall have received letters, dated (A) the date hereof, of Ernst & Young LLP, in form and substance satisfactory to the Representative and (B) the Closing Date, of Ernst & Young LLP, in form and substance satisfactory to the Representative, which letters shall each contain confirming statements and information of the type ordinarily included in “accountants’ comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the General Disclosure Package and the Final Offering Circular, except that the specific date referred to therein for the carrying out of procedures shall be no more than three (3) business days prior to the date of such letter.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, results of operations, business or properties of the Company from that set forth in the General Disclosure Package provided to prospective purchasers of the Notes which, in the reasonable judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Notes in the manner contemplated in the General Disclosure Package or (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook.

(c) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Applicable Time and on and as of the Closing Date as if made on and as of the Closing Date.

(d) The Representative shall have received (i) an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Purchasers may reasonably request, (ii) an opinion of Andrews Kurth LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Purchasers may reasonably request, (iii) an opinion of Fulbright & Jaworski L.L.P., regulatory counsel for the Company, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Purchasers may reasonably request and (iv) an opinion of Ottinger Hebert, L.L.C., Louisiana counsel for the Company, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Purchasers may reasonably request. Such opinions and letter shall be dated as of the Closing Date and rendered to the Purchasers at the request of the Company and shall so state therein

(e) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Representative shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state to the effect set forth in 7(b)(ii) and that the representations and warranties of the Company in this Agreement were true and correct as of the Applicable Time and are true and correct as of the Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change in the financial condition, results of operations, business or properties of the Company except as set forth in the General Disclosure Package or as described in such certificate.

(g) The Company shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Representative, and the Representative shall have received executed copies thereof.

(h) The Company shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Representative, and the Representative shall have received executed copies thereof.

(i) On or prior to the Closing Date, copies of the Financing Documents (other than the Indenture and the Notes) in the forms as previously delivered to the Purchasers or their counsel, shall be in full force and effect, no default or event of default (as such terms are defined in each such Financing Document) under any Financing Document shall have occurred and be continuing which would reasonably be expected to have a Material Adverse Effect.

(j) The Independent Engineer shall have delivered the Independent Engineer’s Report to the Purchasers and shall have consented to the references to it in the Preliminary Offering Memorandum and the Final Offering Circular and the inclusion of the Independent Engineer’s Report in Appendix A to each; and since the date of the Independent Engineer’s Report, nothing has come to the attention of the Independent Engineer in connection with the preparation of the Independent Engineer’s Report which would cause the Independent Engineer to believe that the Independent Engineer’s Report, as of its date, or any of the statements in the

Preliminary Offering Memorandum and the Final Offering Circular specifically attributed to the Independent Engineer, as of the date of the Preliminary Offering Memorandum and the Final Offering Circular, were inaccurate or misleading in any material respect, as evidenced by a certificate of an authorized representative of the Independent Engineer, dated the Closing Date, confirming the matters set forth in this paragraph in form and substance reasonably satisfactory to the Representative.

(k) The Insurance Consultant shall have delivered the Insurance Consultant’s Report to the Purchasers.

(l) The Market Consultant shall have delivered the Market Consultant’s Report to the Purchasers and shall have consented to the references to it in the Preliminary Offering Memorandum and the Final Offering Circular and the inclusion of the Market Consultant’s Report in Appendix B to each; and since the date of the Market Consultant’s Report, nothing has come to the attention of the Market Consultant in connection with the preparation of the Market Consultant’s Report which would cause the Market Consultant to believe that the Market Consultant’s Report, as of its date, or any of the statements in the Preliminary Offering Memorandum and the Final Offering Circular specifically attributed to the Market Consultant, as of the date of the Preliminary Offering Memorandum and the Final Offering Circular, were inaccurate or misleading in any material respect, as evidenced by a certificate of an authorized representative of the Market Consultant, dated the Closing Date, confirming the matters set forth in this paragraph in form and substance reasonably satisfactory to the Representative.

(m) The Representative shall have received for its own account all fees due and payable to the Representative pursuant to this Agreement and all such costs and expenses for which invoices have been presented (collectively, the “Closing Date Transaction Costs”). All such amounts will be paid with proceeds of the Notes and will be reflected in the funding instructions given by the Company to the Purchasers on or before the Closing Date.

(n) The sale of the Notes shall not be enjoined (temporarily or permanently) on the Closing Date.

(o) On or before the Closing Date, the Representative and Skadden, Arps, Slate, Meagher & Flom LLP shall have received such information, documents and letters as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably request. If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5(j), 8 and 12 hereof shall at all times be effective and shall survive such termination.

8. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Purchaser, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including without limitation, any Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Purchaser will severally and not jointly indemnify and hold harmless each of the Company, its directors, its respective officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary Offering Circular and the Final Offering Circular: the names of the Purchasers on the cover page and under the heading “Plan of Distribution;” the information in (i) the first sentence of the third paragraph, (ii) the first, second, third, fourth, fifth, eighth and ninth sentences of the seventh paragraph, (iii) the third sentence of the eighth paragraph; (iv) the third, seventh and ninth sentences of the ninth paragraph; (v) the following language from the sixth sentence of the ninth paragraph: “and certain of those initial purchasers or their affiliates that have a lending relationship with us, CQP or Cheniere routinely hedge, and certain other of those initial purchasers or their affiliates may hedge, their credit exposure to us, CQP or Cheniere consistent with their customary risk management policies”; and (vi) the first sentence of the tenth paragraph, under the heading “Plan of Distribution;” provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, Morgan Stanley & Co. LLC shall have the right to retain counsel to represent jointly the Purchasers, but the fees and expenses of such counsel shall be at the expense of such Purchasers unless (i) the Company and the Purchasers shall have mutually agreed to the retention of such counsel, (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Purchasers, (iii) the Purchasers shall have reasonably concluded and have been advised by counsel that there may be legal defenses available to them that are different from or in addition to those available to the Company, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Purchasers and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Such firm shall be designated in writing by Morgan Stanley & Co. LLC, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company from the sale of the Notes, on the one hand, bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement, on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

(f) The indemnity and contribution provisions contained in this Section and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Purchaser, any person controlling any Purchaser or any affiliate of any Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

9. Termination. The Representative may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency such that, in each case, in the reasonable judgment of the Representative, makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the General Disclosure Package or the Final Offering Circular.

10. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Notes hereunder on the Closing Date and the aggregate principal amount of the Notes that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the Representative may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Purchasers agreed but failed to purchase on the Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Notes that Purchasers are required to purchase on the Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

11. Survival of Certain Representations and Obligations. The indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If the Company shall, in its sole discretion, fail or refuse to sell the Notes to the Purchasers, the Company will reimburse the Representative for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by it pursuant to the terms of this Agreement in connection with the offering of the Notes.

12. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Representative, c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: High Yield Syndicate Desk, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Sabine Pass Liquefaction, LLC, 700 Milam Street, Suite 800, Houston, Texas 77002, Attention: Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Notes shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

14. Representation of Purchasers. You will act for the several Purchasers in connection with the transaction contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Purchasers.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) The Representative has been retained solely to act as initial purchaser in connection with the initial purchase, offering and resale of the Notes and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Circular or the Final Offering Circular, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b) The purchase price of the Notes set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative and the Company, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) The Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) The Company waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty arising out of the transactions contemplated by this Agreement and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting such fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Company and the Purchasers with respect to the preparation of the Preliminary Offering Circular, the General Disclosure Package, the Final Offering Circular, the conduct of the offering, and the purchase and sale of the Notes. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

19. Applicable Law. This Agreement and any claim, controversy or dispute occurring under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

20. Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours, SABINE PASS LIQUEFACTION, LLC

By:	/s/ Graham McArthur
Name: Graham McArthur
Title: Treasurer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. LLC for itself and as Representative of the several Purchasers

/s/ Hamish Bunn
Name: Hamish Bunn
Title: Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE A

Initial Purchasers

Purchaser	Principal Amount of Notes
Morgan Stanley & Co. LLC	$157,421,289.36
Credit Suisse Securities (USA) LLC	$149,290,739.24
RBC Capital Markets, LLC	$141,679,160.42
Deutsche Bank Securities Inc.	$138,627,115.01
HSBC Securities (USA) Inc.	$106,636,242.32
Standard Chartered Bank	$138,627,115.02
SG Americas Securities, LLC	$138,627,115.01
J.P. Morgan Securities LLC	$106,636,242.32
Mitsubishi UFJ Securities (USA), Inc.	$106,636,242.32
Credit Agricole Securities (USA) Inc.	$85,308,993.85
ING Financial Markets LLC	$67,466,266.87
Lloyds Securities Inc.	$50,599,700.15
Scotia Capital (USA) Inc.	$44,977,511.24
Santander Investment Securities Inc.	$44,977,511.24
Mizuho Securities USA Inc.	$22,488,755.62
Total	$1,500,000,000

SCHEDULE B

Issuer Free Writing Communications (included in the General Disclosure Package)

1.	Final term sheet, dated January 29, 2013, a copy of which is attached hereto as Schedule C.

SCHEDULE C

SABINE PASS LIQUEFACTION, LLC

5.625% SENIOR SECURED NOTES DUE 2021

Pricing Term Sheet

January 29, 2012

SABINE PASS LIQUEFACTION, LLC US$1,500,000,000

5.625% Senior Secured Notes due 2021

PRICING TERM SHEET

This term sheet to the preliminary offering memorandum, dated January 22, 2013, of Sabine Pass Liquefaction, LLC (the “Preliminary Offering Memorandum”), should be read together with the Preliminary Offering Memorandum before making a decision in connection with an investment in the notes. The information in this term sheet supersedes the information in the Preliminary Offering Memorandum to the extent that it is inconsistent therewith. Capitalized terms not defined but otherwise used herein shall have the meanings set forth in the Preliminary Offering Memorandum.

Issuer:	Sabine Pass Liquefaction, LLC (the “Issuer”)
Size:	U.S.$1,500,000,000
Issue:	5.625% Senior Secured Notes due 2021 (the “Notes”)
Maturity:	February 1, 2021
Coupon (Interest Rate):	5.625%
Price to Public:	100.000% of principal amount, plus accrued interest, if any, from February 1,2013
Yield to Maturity:	5.625%
Spread to Benchmark Treasury:	+406 bps
Benchmark Treasury:	3.625% due February 15, 2021
Benchmark Treasury Price and Yield:	115-16; 1.565%
Interest Payment Dates:	February 1 and August 1 of each year, commencing August 1, 2013
Optional Redemption:	Make-whole at T + 50 basis points
Trade Date:	January 29, 2013
Settlement Date:	February 1, 2013
144A CUSIP/ISIN:	785592 AA4 / US785592AA40
Reg S CUSIP/ISIN:	U77888 AA0 / USU77888AA06
Minimum Denominations:	U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof
Governing Law of the Notes:	New York
Sole Structuring Agent:	Morgan Stanley & Co. LLC
Joint Bookrunners:	Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
RBC Capital Markets, LLC
Deutsche Bank Securities Inc.
SG Americas Securities, LLC
Standard Chartered Bank
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
Mitsubishi UFJ Securities (USA), Inc.
Credit Agricole Securities (USA) Inc.
Joint Lead Managers:	ING Financial Markets LLC
Lloyds Securities Inc.
Santander Investment Securities Inc.
Scotia Capital (USA) Inc.
Co-Manager:	Mizuho Securities USA Inc.

Description of Notes:	•	“Covenants Applicable to the Notes – Restrictions on Indebtedness”. Under the Preliminary Offering Memorandum, one of the conditions to the incurrence of Expansion Debt is that no material default exists under the Train Three and Train Four LNG Sales Agreement or Train Five and Train Six LNG Sales Agreement, as applicable. In the Final Offering Memorandum, this condition will be changed to no material payment default and no default that results in a material non-payment by the counterparty to the applicable Facility LNG Sale and Purchase Agreement.

•

“Common Terms Agreement, Intercreditor Agreement and Security Agency Agreement – Modifications – Majority Decisions”. The Final Offering Memorandum will require the Indenture Trustee to vote in favor of certain Covered Actions when there is no Aggregate Secured Bank Debt outstanding, “without the requirement of any vote or consent by the noteholders (nor shall the [Indenture Trustee] seek noteholder consent or direction) to the extent that any such Covered Action causes the provisions of the Finance Documents that are being amended to be no less restrictive on [the Issuer] than the [I]ndenture, as set forth in an officer’s certificate from [the Issuer]”.

•

“Certain Definitions – “Default Contract””. The Final Offering Memorandum will provide that the Train Three and Train Four EPC Contract will only constitute a “Default Contract” “if [the Issuer] incurs Expansion Debt in respect of Train Three and Train Four pursuant to clause (a) of the definition of Permitted Indebtedness”.

•

“Events of Default and Remedies – Events of Default”. The Final Offering Memorandum will provide that a Bankruptcy of the EPC Contractor or Bechtel Global Energy, Inc. prior to “final completion” under the Train Three and Train Four EPC Contract shall only trigger an Event of Default under the Indenture “if [the Issuer] incurs Expansion Debt in respect of Train Three and Train Four pursuant to clause (a) of the definition of Permitted Indebtedness”.

2

The following replaces the section titled “Use of Proceeds” in the Offering Memorandum.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $1,466 million, after deducting the initial purchasers’ commissions and estimated fees and expenses. We intend to use the net proceeds from this offering to pay capital costs in connection with the construction of Train 1 and Train 2 and pay fees and expenses incurred in connection with this offering.

3

The following replaces the section titled “Capitalization” in the Offering Memorandum.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2012:

•	on an actual basis; and

•	as adjusted to give effect to (i) funds received from CQP and (ii) the issuance of the notes offered hereby and the use of proceeds therefrom as described in “Use of Proceeds.”

You should read this table in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes to our consolidated financial statements included elsewhere in this offering memorandum.

	September 30, 2012
	Actual	As Adjusted
	(Amounts in thousands)
Restricted cash and cash equivalents(1)	$253,175	$1,719,265	(2)

Long-term debt(3)	$100,000	$100,000
Notes issued hereby	—	1,500,000

Total long-term debt	100,000	1,600,000
Member’s capital	1,223,745	1,832,313	(4)

Total capitalization	$1,323,745	$3,432,313

(1)	Restricted cash and cash equivalents includes $68.4 million and $184.8 million of current and non- current restricted cash and cash equivalents, respectively. The current portion of restricted cash and cash equivalents represents funds to be used to pay for current liabilities on our Balance Sheet as of September 30, 2012.
(2)	The amount set forth under the “As Adjusted” column includes $1.5 billion of gross proceeds from this offering less expenses related to this offering. The net proceeds from this offering are shown as restricted cash and cash equivalents as the net proceeds are held in accounts that are contractually restricted as to use or withdrawal.
(3)	On July 31, 2012, we entered into the Term Loan A Credit Agreement. The Term Loan A Credit Agreement is a construction/term loan facility in an amount up to $3.626 billion available to us in four tranches solely to fund project costs, the related debt service reserve account up to an amount equal to six months of scheduled debt service and the return of equity and affiliate subordinated debt funding to Cheniere or its affiliates up to an amount that will result in senior debt being no more than 65% of the total capitalization. Upon our sale of the notes, the Term Loan A Credit Agreement commitments, in an amount equal to the proceeds from the sale of the notes less certain fees and expenses allowed pursuant to the Common Terms Agreement, will be suspended and extended until December 31, 2013 unless expansion debt shall have been approved prior to such date under the provisions of the Common Terms Agreement. Subject to our lenders’ approval, we currently intend to use such suspended commitments to finance the construction of Train 3 and Train 4. See “Description of Principal Project Documents”.
(4)	CQP’s contribution to us after September 30, 2012 of $608.6 million from the issuance of 40.6 million Class B Units to Blackstone.

4

SCHEDULE D

ADDITIONAL WRITTEN COMMUNICATION

1.	Net RoadShow or similar pre-recorded roadshow

EXHIBIT A

FORM OF OPINION OF LATHAM & WATKINS LLP

1. The Company is a limited liability company under the DLLCA with limited liability company power and authority to enter into the Closing Date Documents and perform its obligations thereunder. With your consent, based solely on the Good Standing Certificates, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2. The Purchase Agreement has been duly authorized by all necessary limited liability company action of the Company, and the Purchase Agreement has been duly executed and delivered by the Company.

3. The Indenture has been duly authorized by all necessary limited liability company action of the Company, has been duly executed and delivered by the Company, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4. The Notes have been duly authorized by all necessary limited liability company action of the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The Company’s new 5.625% Senior Secured Notes due 2021 to be issued in exchange for the Notes pursuant to the registered exchange offer contemplated by the Registration Rights Agreement have been duly authorized by all necessary limited liability company action of the Company.

6. The Registration Rights Agreement has been duly authorized by all necessary limited liability company action of the Company, has been duly executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

7. The execution and delivery by the Company of the Closing Date Documents, (b) the performance by the Company of its payment obligations under the Notes and the Indenture and (c) the issuance and the sale of the Notes by the Company to you and the other Initial Purchasers pursuant to the Purchase Agreement do not on the date hereof:

(i) violate the Company’s Governing Documents;

(ii) result in the breach of or a default under any of the Specified Agreements;

(iii) violate any federal, New York or Texas statute, rule or regulation applicable to the Company, or the DLLCA; or

(iv) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Company, or the DLLCA, except (a) filings and recordings required in order to perfect or otherwise protect the security interests under the Security Documents, (b) those consents, approvals, authorizations, registrations, declarations and filings which have been made or obtained on or prior to the date hereof and (c) the filings under the Securities Act of 1933 and the Trust Indenture Act of 1939 contemplated by the Registration Rights Agreement.

8. The statements in the Preliminary Offering Memorandum, and the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes and under the captions “Plan of Distribution,” and “Description of Principal Project Documents,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal or New York laws referred to therein, are accurate descriptions or summaries in all material respects.

9. The Company is not, and immediately after giving effect to the sale of the Notes in accordance with the Purchase Agreement and the application of the proceeds as described in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

10. No registration of the Notes under the Securities Act of 1933, as amended, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the purchase of the Notes by you or the initial resale of the Notes by you to Eligible Purchasers (as defined in the Purchase Agreement), in each case, in the manner contemplated by the Purchase Agreement and the Offering Memorandum. We express no opinion, however, as to when or under what circumstances any Notes initially sold by you may be reoffered or resold.

11. The Security Agreement creates a valid security interest in favor of the Common Security Trustee in that portion of the collateral described in Section 2.1 of the Security Agreement in which the Company has rights and a valid security interest may be created under Article 9 of the New York UCC (the “Company UCC Collateral”), which security interest secures the Secured Obligations (as defined in the Security Agreement) (the “Secured Obligations”).

12. The CQP Security Agreement creates a valid security interest in favor of the Common Security Trustee in that portion of the collateral described in Section 2.1 of the CQP Security Agreement in which the Parent has rights and a valid security interest may be created under Article 9 of the New York UCC (the “Parent UCC Collateral”), which security interest secures the Secured Obligations.

13. The Pledge Agreement creates a valid security interest in favor of the Common Security Trustee in that portion of the collateral described in Section 2.1 of the Pledge Agreement in which the Pledgor has rights and a valid security interest may be created under Article 9 of the New York UCC (the “ Pledged Collateral”), which security interest secures the Secured Obligations.

14. Assuming the proper filing of the Company Financing Statements, the security interest in favor of the Common Security Trustee in the Company’s rights in the Company UCC Collateral described in the Company Financing Statements has been perfected by the filing of the Company Financing Statements in the Filing Office to the extent a security interest in such Company UCC Collateral can be perfected under the Delaware UCC by the filing of a financing statement in the Delaware Filing Office.

15. Assuming the proper filing of the Parent Financing Statements, the security interest in favor of the Common Security Trustee in the Parent’s rights in the Parent UCC Collateral described in the Parent Financing Statements has been perfected by the filing of the Parent Financing Statements in the Filing Office to the extent a security interest in such Parent UCC Collateral can be perfected under the Delaware UCC by the filing of a financing statement in the Delaware Filing Office.

16. Upon delivery of that portion of the Pledged Collateral that constitutes “certificated securities” within the meaning of Section 8-102(a)(4) of the New York UCC (the “Pledged Securities”) to the Common Security Trustee in, and while located in the State of New York, pursuant to the Pledge Agreement, indorsed to the Common Security Trustee or in blank, in each case, by an effective endorsement, or accompanied by limited liability company interest powers with respect thereto duly indorsed in blank by an effective endorsement in the Pledged Securities will be perfected. Assuming that the Common Security Trustee does not have notice of any adverse claim (within the meaning of Section 8-105 of the New York UCC) to the Pledged Securities, the Common Security Trustee will acquire the security interest free of any adverse claim.

17. The provisions of the Accounts Agreement are effective under the New York UCC to perfect the security interest in favor of the Common Security Trustee in that portion of the Company UCC Collateral consisting of security entitlements (as defined in Section 8-102(a)(17) of the New York UCC) with respect to financial assets (as defined in Section 8-102(a)(9) of the New York UCC) credited to the securities accounts maintained with Compass Bank, d.b.a. BBVA Compass (the “Securities Intermediary”) and described in the Accounts Agreement (the “Securities Accounts”), assuming (a) the Accounts Agreement has been duly authorized, executed and delivered by each of the parties thereto and is the legally valid and binding obligation of such parties, (b) the Securities Intermediary’s jurisdiction (determined in accordance with Section 8-110(e) of the New York UCC) is the State of New York, (c) the Securities Accounts constitute “securities accounts” within the meaning of Section 8-501 of the New York UCC and (d) the Securities Intermediary, with respect to the Securities Accounts, is acting in its capacity as a “securities intermediary” as defined in Section 8-102(a)(14) of the New York UCC.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•

The Preliminary Offering Memorandum, as of 2p.m. New York City time on January 29, 2013, when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Offering Memorandum, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data, the independent engineer’s report and the summary thereof or the market consultant’s report included in, or omitted from, the Preliminary Offering Memorandum, the Pricing Information Annex or the Offering Memorandum.

EXHIBIT B

FORM OF OPINION OF ANDREWS KURTH LLP

1.(a) The Pledgor is validly existing as a limited liability company and in good standing under the laws of the State of Delaware.

(b) The Sponsor is validly existing as a limited partnership and in good standing under the laws of the State of Delaware.

(c) The Issuer is in good standing under the laws of the State of Texas

2.(a) The Pledgor has the limited liability company power and authority under the laws of the State of Delaware to incur and perform all of its obligations under, the Transaction Documents to which it is a party.

(b) The Sponsor has the limited partnership power and authority under the laws of the State of Delaware to incur and perform all of its obligations under, the Transaction Documents to which it is a party.

(c) The Issuer has the limited partnership power and authority under the laws of the State of Delaware to incur and perform all of its obligations under the Transaction Documents to which it is a party.

3. None of the incurrence or performance by each of the Opinion Entities of its obligations under each of the Transaction Documents to which it is a party (each in accordance with the terms of such Transaction Documents), (i) results or will result in any violation of (A) the applicable laws of the United States of America, (B) the applicable laws of the State of New York, (C) the applicable laws of the State of Texas, (D) the DE LLCA, or (E) the DE RULPA; or (ii) constitutes or will constitute a breach or violation of such Opinion Entity’s Organizational Documents.

4. No Governmental Approval, which has not been obtained or taken and which is not in full force and effect, is required for the incurrence or performance of any Opinion Entity’s obligations under the Transaction Documents to which it is a party, or the enforceability of such Transaction Documents against such Opinion Entity on the date hereof.

5.(a) Each New York Law Financing Document constitutes a legal, valid and binding obligation of the Opinion Entity party thereto, enforceable against such Opinion Entity in accordance with its terms under the applicable laws of the State of New York.

(b) Each New York Law Project Document constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms under the applicable laws of the State of New York.

(c) Each Texas Law Transaction Document constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms under the applicable laws of the State of Texas.

EXHIBIT C

FORM OF OPINION OF FULBRIGHT & JAWORSKI L.L.P.

1. Under the FERC Export Orders (as defined in Annex B), FERC authorized the Company and Sabine Pass LNG under Section 3 of the NGA to site, construct and operate the Project, as described or otherwise limited by the FERC Export Regulatory Filings (as defined in Annex A) and the FERC Export Orders. The FERC Export Orders are in full force and effect and are final and non-appealable.

2. Under the DOE/FE FTA Order (as defined in Annex B), DOE/FE authorized the Company under Section 3 of the NGA to export domestically produced liquefied natural gas from the Project to Australia, Bahrain, Singapore, Dominican Republic, El Salvador, Guatemala, Honduras, Nicaragua, Chile, Morocco, Canada, Mexico, Oman, Peru, Singapore, Jordan and to any nation which DOE/FE subsequently identifies publicly as having entered into a free trade agreement providing for national treatment for trade in natural gas, provided that the destination nation has the capacity to import liquefied natural gas, as described or otherwise limited by the DOE/FE FTA Regulatory Filings (as defined in Annex A) and the DOE/FE FTA Order. The DOE/FE FTA Order is in full force and effect and is final and non-appealable.

3. Under the DOE/FE Non-FTA Order (as defined in Annex B), DOE/FE authorized the Company under Section 3 of the NGA to export domestically produced liquefied natural gas from the Project to any country with which the United States does not have a free trade agreement requiring the national treatment for trade in natural gas and liquefied natural gas, which currently has or in the future develops the capacity to import liquefied natural gas, and with which trade is not prohibited by United States law or policy, as described or otherwise limited by the DOE/FE Non-FTA Regulatory Filings (as defined in Annex A) and the DOE/FE Non-FTA Order. The DOE/FE Non-FTA Order is in full force and effect. An entity whose untimely intervention was denied by DOE/FE and thus is not a party to the proceeding filed a request for rehearing and stay of the DOE/FE Non- FTA Order and the FONSI (as defined in Annex C), which DOE/FE denied in the Order Denying Rehearing (as defined in Annex C).

ANNEX A

ENERGY REGULATORY FILINGS

FERC

1.	Application of the Company and Sabine Pass LNG filed on January 31, 2011 in Docket No. CP11-72-000, seeking an order of the FERC under Section 3 of the NGA authorizing the Company and Sabine Pass LNG to site, construct and operate liquefied natural gas export facilities to be located in Cameron Parish, Louisiana (such application and all subsequent filings made by the Company and Sabine Pass LNG in Docket No. CP11-72-000 of which we have been informed by the Company and Sabine Pass LNG, or of which we are otherwise aware, through the date hereof hereinafter referred to as the “FERC Export Regulatory Filings”)

2.	Application of the Company and Sabine Pass LNG filed on October 9, 2012 in Docket No. CP13-2-000, seeking an order of the FERC under Section 3 of the NGA for a limited amendment to the authorization granted by the FERC on April 16, 2012 in Docket No. CP11-72-000, in order to make certain modifications to enhance the operation and reliability, and facilitate the construction, of the Project

DOE

1.	Application of the Company filed on August 11, 2010 in FE Docket No. 10-85-LNG, seeking an order of the DOE/FE authorizing the Company to export liquefied natural gas to Free Trade Nations (such applications and all subsequent filings made by the Company in FE Docket No. 10-85-LNG of which we have been informed by the Company, or of which we are otherwise aware, through the date hereof hereinafter referred to as the “DOE/FE FTA Regulatory Filings”)

2.	Application of the Company filed on September 7, 2010 in FE Docket No. 10-111-LNG, seeking orders of the DOE/FE authorizing the Company to export liquefied natural gas to Non-Free Trade Nations (such applications and all subsequent filings made by the Company in FE Docket No. 10-111-LNG of which we have been informed by the Company, or of which we are otherwise aware, through the date hereof hereinafter referred to as the “DOE/FE Non-FTA Regulatory Filings”)

We note the following definitions:

“Energy Regulatory Filings” means, collectively, the documents listed as FERC item 1 and DOE items 1 and 2 above.

“DOE/FE Regulatory Filings” means, collectively, the documents listed as DOE items 1 and 2 above.

ANNEX A – 1

ANNEX B

FERC/DOE AUTHORIZATIONS

1.	Sabine Pass Liquefaction, LLC, Order Granting Long-Term Authorization to Export Liquefied Natural Gas from Sabine Pass LNG Terminal to Free Trade Nations, DOE/FE Order No. 2833 (September 7, 2010) (FE Docket No. 10-85-LNG) (“DOE/FE FTA Order”)

2.	Sabine Pass Liquefaction, LLC, Opinion and Order Conditionally Granting Long-Term Authorization to Export Liquefied Natural Gas from Sabine Pass LNG Terminal to Non- Free Trade Agreement Nations, DOE/FE Order No. 2961 (May 20, 2011) (FE Docket No. 10-111-LNG)

3.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Order Granting Section 3 Authorization, 139 FERC ¶ 61,039 (April 16, 2012) (Docket No. CP11-72-000)

4.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Request to Commence Site Preparation Activities (May 10, 2012) (Docket Nos. CP11-72-000 and CP05-396-000)

5.	Sabine Pass Liquefaction, LLC, Final Opinion and Order Granting Long-Term Authorization to Export Liquefied Natural Gas from Sabine Pass LNG Terminal to Non- Free Trade Agreement Nations, DOE/FE Order No. 2961-A (August 7, 2012) (FE Docket No. 10-111-LNG) (“DOE/FE Non-FTA Order”)

6.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Approval for Commencement of Piling and Foundations, Roll-on/Roll-off Bridge, and Additional Temporary Workspace (August 31, 2012) (Docket No. CP11-72-000)

7.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Letter Order Granting Variance Request for Crane Staging and Unplanned Events (October 19, 2012) (Docket No. CP11-72-000)

We note the following definitions:

“DOE/FE Orders” means, collectively, the documents listed as items 1, 2 and 5 above.

“FERC/DOE Authorizations” means, collectively, the documents listed as items 1 through 7 above.

“FERC Export Orders” means, collectively, the documents listed as items 3, 4, 6 and 7 above.

ANNEX B – 1

ANNEX C

DOCUMENTS

1.	Energy Regulatory Filings

2.	FERC/DOE Authorizations

3.	Sabine Pass Liquefaction, LLC and Sabine Pass, L.P., Order Granting Rehearing for Further Consideration (June 14, 2012) (Docket No. CP11-72-001)

4.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Order Denying Rehearing and Stay, 140 FERC ¶ 61,076 (July 26, 2012) (Docket No. CP11-72-001)

5.	Sabine Pass Liquefaction, LLC, Finding of No Significant Impact for Sabine Pass Liquefaction, LLC Regarding Order Granting Long-Term Authorization to Export Liquefied Natural Gas from Sabine Pass LNG Terminal to Non-Free Trade Agreement Nations (August 7, 2012) (FE Docket No. 10-111-LNG) (“FONSI”)

6.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Sierra Club’s Motion for Rehearing and Stay Pendente Lite (September 6, 2012) (FE Docket No. 10-111-LNG)

7.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Answer of Sabine Pass Liquefaction, LLC in Opposition to Motion of Sierra Club for a Stay (September 21, 2012) (FE Docket No. 10-111-LNG)

8.	Sabine Pass Liquefaction, LLC, Order Granting Rehearing for Further Consideration (October 5, 2012) (FE Docket No. 10-111-LNG)

9.	Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P., Sierra Club’s Motion to Supplement the Record (November 1, 2012) (FE Docket No. 10-111-LNG)

10.	Sabine Pass Liquefaction, LLC, Answer of Sabine Pass Liquefaction, LLC in Opposition to Motion to Supplement the Record (November 13, 2012) (FE Docket No. 10-111-LNG

11.	Sabine Pass Liquefaction, LLC, Opinion and Order Denying Request for Rehearing of Order Denying Motion for Late Intervention, Dismissing Request for Rehearing of Order No. 2961-A, and Dismissing Motion for a Stay Pendente Lite, DOE/FE Order No. 2961- B (January 25, 2013) (FE Docket No. 10-111-LNG) (“Order Denying Rehearing”)

ANNEX C – 1

EXHIBIT D

FORM OF OPINION OF OTTINGER HEBERT, L.L.C.

1. Neither (a) the execution and delivery by the Issuer of the Closing Date Documents, nor (b) the incurrence or performance by each Opinion Party of its obligations under each of the Louisiana Documents to which it is a party, violates any Applicable Law of the State of Louisiana.

2. Neither (a) the execution and delivery by the Issuer of the Closing Date Documents, nor (b) the incurrence or performance by each Opinion Party of its obligations under each of the Louisiana Documents to which it is a party requires the consent, approval, licensing, or authorization of, or any filing, recording or registration with any governmental authority under the applicable laws of the State of Louisiana except for those consents, approvals, licenses, authorizations filings, recordings and registrations which have already been obtained or made.

3. Each of the Notarial Assignment and the Mortgage constitute the valid and binding obligation of the Opinion Party signatory thereto, enforceable against such party in accordance with its terms under the laws of the State of Louisiana except as the enforceability thereof may be limited or affected by bankruptcy, insolvency, reorganization, liquidation, arrangement, respite, fraudulent or preferential conveyance, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. The Mortgage is in the proper form required (and has been received and accepted) for filing in the office of the Clerk of Court and Ex-Officio Recorder of Mortgages for Cameron Parish, Louisiana. The due recordation of the Mortgage with such office created, as security for the payment and performance of the Obligations, a valid and perfected lien of record on the immovable property validly described therein to the extent owned by Mortgagor therein on the date of such recordation. We express no opinion as to the enforceability of the Mortgage by way of executory process.